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                                                                     EXHIBIT 8.1



November 20, 1996


Daimler-Benz Vehicle Receivables Corporation
1201 Market Street, 14th Floor
Wilmington, DE 19801

Re:  Daimler-Benz Vehicle Trust 1996-A

Ladies and Gentlemen:

We have acted as special tax counsel to Daimler-Benz Vehicle Receivables Corporation (the "Company") in connection with the proposed issuance by Daimler-Benz Vehicle Trust 1996-A, a trust to be formed pursuant to a Pooling and Servicing Agreement to be entered into among the Company, as Seller, Mercedes-Benz Credit Corporation, in its individual capacity and as Servicer, and Citibank, N.A., as Trustee, Payahead Agent, Class A Agent and Class B Agent, of asset-backed certificates in a public offering being registered with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of the Company on Form S-1 (Registration No. 333-15571), as amended to the date hereof (the "Registration Statement"). Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Registration Statement.

In arriving at the opinion expressed below, we have examined originals or copies certified to our satisfaction of such corporate records, agreements, instruments and other documents as we have deemed necessary in order to render, the opinion expressed below.

In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We understand and assume that (i) any agreement which we have examined will represent the valid and binding obligation of the respective parties thereto, enforceable in accordance with its respective terms, and the entire agreement between the parties with respect to the subject matter thereof, (ii) the parties to each such agreement will comply with all of their respective covenants, agreements and undertakings contained therein, and (iii) the transactions provided for by each such agreement will be carried out in accordance with its terms.
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Our opinion is based upon existing United States federal income tax laws, regulations, administrative pronouncements and judicial decisions. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion.

Based upon and subject to the foregoing, we hereby confirm the opinion referred to in the first sentence under the sub-heading "Tax Status as a Grantor Trust; Scope of Tax Opinion" and, furthermore, we are of the opinion that the descriptions of matters of law and legal conclusions set forth in the Registration Statement under the heading "Certain Federal Income Tax Consequences" are correct in all material respects. While such descriptions discuss the material anticipated United States federal income tax consequences applicable to certain Class A Certificate Owners, they do not purport to discuss all federal income tax consequences and our opinion is limited to those federal income tax consequences specifically discussed therein.

In giving the foregoing opinion, we express no opinion other than as to the federal income tax law of the United States of America.

We are furnishing this letter in our capacity as counsel to the Company and this letter is solely for the Company's benefit. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and we further consent to the use of our name under the captions "Prospectus Summary - Tax Status" and "Certain Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP